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                                                             Exhibit 99.B(16)(d)

                                 CODE OF ETHICS

                       VALLEY FORGE CAPITAL ADVISORS, INC.

I.   INTRODUCTION

          A. FIDUCIARY DUTY. This Code of Ethics is based on the principle that all supervised persons of Valley Forge Capital Advisors, Inc. ("VFCA" or the "Company") and certain other persons have a fiduciary duty to place the interest of clients ahead of their own and the Company's. This Code of Ethics applies to all "Supervised Persons" (defined below), however, certain portions of this Code of Ethics apply only to a subset of Supervised Persons referred to as "Access Persons" (defined below). Supervised Persons must avoid activities, interests, and relationships that might interfere with making decisions in the best interests of the Company's Advisory Clients.

     VFCA's Code of Ethics prohibits any supervised person from:

          - Profiting from knowledge about the securities activities of any VFCA investment product or of any portfolio manager or research analysis.

          - Disclosing to other persons the security activities engaged in, or contemplated for, any VFCA investment product.

          - Seeking or accepting anything of material value from persons doing business with VFCA, including clients.

          For purposes of this policy, the following words shall mean:

          "Access Persons" means all Supervised Persons who (i) have access to nonpublic information regarding Advisory Clients' purchases or sales of securities, (ii) are involved in making securities recommendations to Advisory Clients or (iii) have access to nonpublic recommendations to or the portfolio holdings of, Advisory Clients (iv) all of the Company's directors, officers, members and portfolio management personnel. Client services personnel who regularly communicate with Advisory Clients also may be deemed to be Access Persons.

          "Supervised Persons" means any partners, officers, directors (or other persons occupying a similar status or performing similar functions) and employees, as well as any other persons who provide advice on behalf of the adviser and are subject to the adviser's supervision and control.

          "Advisory Client" means any fund for which the Company serves as a general partner, or any person or entity for which it serves as investment adviser, renders investment advice or makes investment decisions.

          "Code" means this policy as supplemented by other policies and procedures contained in the Company's Compliance Manual.

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          "Covered Securities" means all stock, debt obligations and other instruments, including any warrant or option to acquire or sell a security and financial futures contracts, all exchange traded funds, any warrant for, option in, or security convertible into that security. Covered Securities do not include: (i) U.S. Government securities, (ii) money market instruments (e.g., bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments), (iii) shares of money market funds, (iv) shares and holdings in other mutual funds unless the Company acts as investment advisor or subadvisor to, or the principal underwriter of, the subject fund, and (v) units of a unit investment trust if the UIT is invested exclusively in unaffiliated mutual funds

          As fiduciaries, all Access Persons must at all times:

          1. PLACE THE INTERESTS OF ADVISORY CLIENTS FIRST. All Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the Company's Advisory Clients. Access Persons may not induce or cause an Advisory Client to take action, or not to take action, for personal benefit, rather than for the benefit of the Advisory Client. For example, a supervisor or employee would violate the policy by causing an Advisory Client to purchase a security he or she owned for the purpose of increasing the price of that security.

          2. AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITION. The receipt of investment opportunities, perquisites or gifts from persons seeking business with the Company or its Advisory Clients, could call into question the exercise of the independent judgment of an Access Person. Access Persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions.

          3. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE INCLUDING BOTH PRE-CLEARANCE AND REPORTING REQUIREMENTS. Doubtful situations always should be resolved in favor of Advisory Clients. Technically compliance with the Code's provisions shall not automatically insulate from scrutiny any securities transactions or actions that indicate a violation of the Company's fiduciary duties.

          In connection with general conduct and personal trading activities, Access Persons must refrain from any acts with respect to the Company's clients, which would be in conflict with the Company's clients or cause a violation of applicable securities laws, such as:

          -    Employing any device, scheme or artifice to defraud;

          - Making any untrue statement of material fact to a client, or omitting to state a material fact to a client necessary in order to make the statement not misleading;

          - Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit; or

          -    Engaging in any manipulative practice.

          It is not possible for this policy to address every situation involving the Company's Access Persons' personal trading. The CCO is charged with oversight and


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interpretation of the Code in a manner considered fair and equitable, in all cases with the view of placing the Company's clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of the Code will not automatically insulate you from scrutiny of, or sanctions for, securities transactions which abuse your fiduciary duty to any client of the Company.

          B. APPENDICES TO THE CODE. The Code shall be supplemented by the Compliance Manual in its entirety.

II.  OTHER DUTIES

          A. CONFIDENTIALITY. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Advisory Clients except to person whose responsibilities require knowledge of the information.

          B. GIFTS. The following provisions on gifts apply to Access Persons:

          1. Access Persons should not make, or accept, gifts, entertainment or other favors that could in any way influence, or appear to influence, their business decisions, or those of the Company's business partners. Gifts and entertainment should not be excessive and Access Persons should be mindful that gifts and entertainment from a single source that are otherwise acceptable may be considered excessive in the aggregate. Questions about appropriate gifts and entertainment should be referred to the CCO.

          2. ACCEPTING GIFTS. On occasion, because of their position with the Company, Access Persons may be offered or may receive without notice, gifts from clients, brokers, vendors or other persons. Acceptance of extraordinary or extravagant gifts is prohibited. Gifts in the form of cash or cash equivalents may not be accepted regardless of amount (Cash equivalents include: gifts certificates, traveler's checks, bonds, securities or other instruments that may be readily converted to cash). Any such gifts must be declined and returned in order to protect the reputation and integrity of the Company. Gifts of nominal value (i.e., a gift whose reasonable value, alone or in the aggregate, is not more than $100 in any twelve month period), customary business meals, entertainment (e.g., sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted. All gifts received by an Access Person that might violate this Code must be promptly reported to the CCO.

          3. SOLICITATION OF GIFTS. Under no circumstances should Access Persons solicit any gift, entertainment or favor from any business partner. Conduct that directly or indirectly seeks a bribe or kickback is prohibited.

          4. GIVING GIFTS. Access Persons may not give any gift with a value in excess of $100 (per year) to an Advisory Client or persons who do business with, regulate, advise or render professional services to the Company. Please refer to the exception report for Taft Hartley accounts (attached).

          C. OUTSIDE BUSINESS ACTIVITIES AND AFFILIATIONS. Engaging in employment or other business relationships outside of the Company may present a conflict of interest. Access


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Persons must notify the CCO prior to initiating employment or business relationship outside of the Company.

          D. COMPANY OPPORTUNITIES. Access Persons may not take personal advantage of any opportunity properly belonging to any Advisory Client or the Company. This includes, but is not limited to, acquiring Covered Securities for one's own account that would otherwise be acquired for an Advisory Client.

          E. UNDUE INFLUENCE. Access Persons shall not cause or attempt to cause any Advisory Client to purchase, sell or hold any security in a manner calculated to create any person benefit to such Access Person. If a Access Person stands to materially benefit from an investment decision for an Advisory Client that the Access Person is recommending or participating in, the Access Person must disclose to those persons with authority to make investment decisions for the Advisory Client the full nature of the beneficial interest that the Access Person has in that security, any derivative security of that security or the security issuer, where the decision could create a material benefit to the Access Person or the appearance of impropriety. The person to whom the Access Person reports the interest, in consultation with the CCO, must determine whether or not the Access Person will be restricted in making investment decisions in respect of the subject security.

          F. COMPLIANCE WITH APPLICABLE FEDERAL SECURITIES LAWS. Pursuant to Rule 204A-1 of the Investment Advisers Act of 1940 Supervised Persons must comply with all applicable federal securities laws. In addition, Supervised Persons must comply with all applicable firm-wide policies and procedures, including this Code, which may be, on occasion, more restrictive than applicable federal securities laws. In addition, Supervised Persons must be sensitive to the need to recognize any conflict, or the appearance of a conflict, of interest between personal activities and activities conducted for the benefit of Advisory Clients, whether or not covered by the provisions of this policy.

          G. REPORTING, REVIEW AND RECORDKEEPING. All violations of the Code by a Supervised Person must be reported promptly to the CCO. The CCO shall periodically review Access Persons' holdings statements and otherwise take reasonable steps to monitor compliance with, and enforce, this Code of Ethics. The CCO shall maintain in the Company's files (i) a current copy of the Code,
(ii) records of violations and actions taken as a result of the violations,
(iii) copies of all Access Persons' written acknowledgement of receipt of the Code, (iv) copies of the quarterly and annual compliance certificates required by the Code.

          As an employee of VFCA you, (and your spouse, dependent children, or investment club) cannot purchase stock in any company for which VFCA serves as investment advisor or any company which provides goods and services to VFCA. Pre-clearance for all equity trades must given by the CCO.

          H. SANCTIONS. If the CCO determines that a Access Person has committed a violation of the Code, the Company may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading privileges, suspension or termination of employment, fine, civil referral to the SEC and, in certain cases, criminal referral. The Company may also require the offending Access Person to reverse the


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trades in question, forfeit any profit or absorb any loss derived therefrom and such forfeiture shall be disposed of in a manner that shall be determined by the Company in its sole discretion. Failure to timely abide by directions to reverse a trade or forfeit profits may result in the imposition of additional sanctions including termination.

          I. EXCEPTIONS. Exceptions to the Code will rarely, if ever, be granted. However, the CCO may grant an occasional exception on a case-by-case basis when the proposed conduct involves negligible opportunities for abuse. All exceptions shall be solicited and issued in writing. No reports shall be required under this Code for (i) transactions effected pursuant to an automatic investment plan and (ii) securities held in accounts over which the Access Person has no direct control.

          J. COMPLIANCE CERTIFICATION. All Supervised Persons shall sign a certificate within 10 calendar days of becoming employed or otherwise associated with the Company that evidences his or her receipt of this Code of Ethics. All Access Persons must submit a complete report of the Access Person's securities holdings. See Exhibit XIII-B. All Access Persons shall submit to the CCO, no later than 30 days after the close of each quarter, in the form proscribed by the Company for this purpose, a list of all personal transactions in Covered Securities. During the month of January, all Access Persons will be required to certify on the Annual Certification of Compliance With the Code of Ethics form attached to this Section XI as Exhibit XI-A.


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                                  EXHIBIT XI-A

    ANNUAL CERTIFICATION OF COMPLIANCE WITH THE COMPANY'S PERSONAL SECURITIES
                   TRANSACTIONS DISCLOSURE AND CODE OF ETHICS

          I certify that during the year ended as of the date written below, in accordance with Section XIII: Personal Securities Transactions of the Compliance Manual and the Company's Code of Ethics:

          1. I have fully disclosed all securities holdings in which I have, or a member of my immediate family has, a beneficial interest.

          2. I have obtained pre-clearance for all securities transactions in which I have, or an immediate member of my family has, a beneficial interest except for transactions exempt from pre-clearance (money market funds, mutual funds other than PSRPX) or for which I have received an exception in writing from the CCO.

          3. I have reported all securities transactions in which I have, or any member of my immediate family has, a beneficial interest except for transactions exempt from pre-clearance or for which I have received an exception in writing from the CCO.

          4. I have complied with the Code of Ethics in all other respects.


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Print Name

                                        Dated:

                                        ----------------------------------, 200_

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                       VALLEY FORGE CAPITAL ADVISORS, INC.

XIII. PERSONAL SECURITIES TRANSACTIONS

PURPOSE. THE FOLLOWING PROCEDURES ARE DESIGNED TO ASSIST THE CCO IN DETECTING AND PREVENTING BREACHES OF THE COMPANY'S FIDUCIARY DUTIES TO ITS CLIENTS (INADVERTENT OR OTHERWISE) AND AVOIDING POTENTIAL CONFLICTS OF INTEREST WITH CLIENTS, IN CONNECTION WITH THE PERSONAL TRADING ACTIVITIES OF THE COMPANY'S ACCESS PERSONS.

PERSONAL TRADING ACCOUNTS AND REPORTS.

     Upon receipt of this Compliance Manual, each Access Person shall be required to identify to the CCO all brokerage and commodities trading accounts that constitute proprietary accounts with respect to the Access Person. The form to be used for this purpose is attached as Exhibit XIII-A.

          For purposes of this policy, they refer to the following defined terms:

               "Access Person" shall have the same meaning as provided in
               Section XI (the Company's Code of Ethics").

               "Advisory Client" shall have the same meaning as provided in
               Section XI.

               "Beneficial Ownership" of accounts or securities includes circumstances when an Access Person has or shares direct or indirect pecuniary interest in the accounts or securities. Pecuniary interest means that an Access Person has the ability to profit, directly or indirectly, or share in any profit from a transaction. Indirect pecuniary interest extends to, but is not limited to (i) accounts and securities held by immediate family members sharing the same household; and (ii) securities held in trust (certain exceptions may apply). In addition, an Access Person may be considered a beneficial owner of an account or securities when the Access Person can exercise direct or indirect investment control.

               "Covered Securities" shall have the same meaning as that provided in Section XI.

               "Portfolio Manager" means any Access Person who is primarily responsible for the day-to-day management of an Advisory Client.

               "Proprietary account" means a securities investment or trading account in which an Access Person has an interest or over which an employee exercises control or provides investment advice.

     Not later than 10 days after becoming an Access Person of the Company, the Access Person must provide to the Company an Initial Holdings Report with holdings statements, disclosing the title and type of security, and as applicable the


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     exchange ticker symbol or CUSIP number, number of shares, and principal amount of each security in which the Access Person has any direct or indirect beneficial ownership and the name of any broker, dealer or bank with which the new Access Person maintained an account in which any securities were held for his or her direct or indirect benefit as of the date the person became an employee. The form of the Initial Holdings Report is attached as Exhibit XIII-B.

     Thereafter, Access Persons must advise the Company and receive authorization before opening any new Proprietary Accounts. Notice shall be given to, and authorization received from the CCO in accordance with the procedures set forth in this policy.

     Each Access Person shall arrange for duplicate copies of all trade confirmations and all brokerage statements relating to Proprietary Accounts to be sent promptly and directly by the brokerage firm or other financial institution where the account is maintained to the Company, to the attention of the CCO. In the alternative, Access Persons may close all Proprietary Accounts and trade only through one or more brokers approved by the Company, the names of which (if any) may be obtained from the CCO, which such brokers will be authorized to provide such information to the Company.

     In addition, each Access Person must report to the CCO any private securities transactions that are not carried out through brokerage accounts.

     For each securities trade by an Access Person for which a confirmation is not available, the Access Person is responsible for promptly providing the CCO with the date, security, nature of the transaction, price, parties and brokers involved in the transaction.

     Prior to arranging a personal loan with a financial institution that will be collateralized by securities; an Access Person must obtain the approval of the CCO.

     Annually, each Access Person is required to submit to the CCO a report of the Access Person's current securities holdings, with the title and type of security and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership and the names of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit. Information in such annual report must be current as of a date no more than 30 days prior to the date the report was submitted. In addition, each Access Person is also required to certify annually to the Company that he or she has complied with all of the Company's policies and procedures during the period such information is update or correct the information. The form to be used for this purpose is attached as Exhibit XIII-C.


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TRANSACTIONS REPORTING REQUIREMENTS. EACH ACCESS PERSON MUST REPORT ALL
TRANSACTIONS IN COVERED SECURITIES IN WHICH THE ACCESS PERSON HAD, OR AS A RESULT OF THE TRANSACTION ACQUIRED, ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP. REPORTS MUST SHOW THE FOLLOWING INFORMATION FOR ALL PURCHASES OR SALES OF COVERED SECURITIES, WHETHER OR NOT EXECUTED IN A PROPRIETARY ACCOUNT:

          (A) The date of the transaction, the title, the interest rate, maturity date (if applicable) and principal amount (if applicable), the number of shares, the ticker symbol and CUSIP if applicable.

          (B) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (C) The price of the Covered Security at which the transaction was effected;

          (D) The name of the broker, dealer or bank with or through whom the transaction was effected; and

          (E) The date that the report is submitted by the Access Person.

          Access Persons must submit a quarterly report within 30 days of calendar quarter end even if they had no transactions in Covered Securities within the quarter. Reports must be submitted using the form provided in Exhibit XIII-D.

          For purposes of this report, transactions in Covered Securities that are affected in Automatic Investment Plans need not be reported. In addition, an Access Person need not make a quarterly transaction report under this provision if the report would duplicate information contained in broker trade confirmations or account statements received by the CCO with respect to the Access Person within the time period required, if all of the information required by this provision is contained in such broker trade confirmation or account statements.

REVIEW OF PERSONAL TRADING INFORMATION. ALL CONFIRMATIONS, STATEMENTS AND OTHER INFORMATION WILL BE REVIEWED TO MONITOR COMPLIANCE WITH THIS POLICY. THE COMPANY RESERVES THE RIGHT TO REQUIRE THE ACCESS PERSON TO REVERSE, CANCEL OR FREEZE, AT THE ACCESS PERSON'S EXPENSE, ANY TRANSACTION OR POSITION IN A SPECIFIC SECURITY IF THE COMPANY BELIEVES THE TRANSACTION OR POSITION VIOLATES ITS POLICIES OR APPEARS IMPROPER. THE COMPANY WILL KEEP ALL SUCH INFORMATION CONFIDENTIAL EXCEPT AS REQUIRED TO ENFORCE THIS POLICY OR TO PARTICIPATE IN ANY INVESTIGATION CONCERNING VIOLATIONS OF APPLICABLE LAW.

CLIENT PRIORITY.

     Access Persons of the Company must first give priority on all purchases and sales of securities to the Company's clients, prior to the execution of transactions for their proprietary accounts, and personal trading must be conducted so as not to conflict with the interests of a client. While the scope of such actions cannot be exactly defined, they would always include each of the following prohibited situations:


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     -    contemporaneously purchasing the same securities as a client without making an equitable allocation of the securities to the client first, on the basis of such considerations as available capital and current positions, and then to the account of the Access Person;

     - knowingly purchasing or selling securities, directly or indirectly, in such a way as to personally injure a client's transactions;

     - using knowledge of securities transactions by a client to profit personally, directly or indirectly, by the market effect of such transactions; and

     - giving to any person information not generally available to the public about contemplated, proposed or current purchases or sales of securities by or for a client account, except to the extent necessary to effectuate such transactions.

     Clients must always receive the best price, in relation to Access Persons, on same day transactions. See also, Section XII: Trading/Prohibited Transactions.

FRONT-RUNNING. WITHOUT THE PRIOR WRITTEN APPROVAL OF THE CCO, NO ACCESS PERSON MAY EXECUTE A TRANSACTION IN A SECURITY FOR A PROPRIETARY ACCOUNT IF THE ACCESS PERSON IS AWARE OR SHOULD BE AWARE THAT AN ORDER FOR A CLIENT ACCOUNT FOR THE SAME SECURITY, SAME WAY, REMAINS UNEXECUTED OR THE COMPANY IS CONSIDERING SAME WAY TRADES IN THE SECURITY FOR CLIENT ACCOUNTS. TRANSACTIONS IN OPTIONS, DERIVATIVES OR CONVERTIBLE INSTRUMENTS FOR A PROPRIETARY ACCOUNT THAT ARE RELATED TO A TRANSACTION IN AN UNDERLYING SECURITY FOR A CLIENT ACCOUNT ("INTER-MARKET FRONT RUNNING") ARE SUBJECT TO THE SAME RESTRICTIONS.

PORTFOLIO MANAGERS TRADING SECURITIES. PORTFOLIO MANAGERS ARE PROHIBITED FROM TRADING A SECURITY FOR THEIR PROPRIETARY ACCOUNTS FOR SEVEN CALENDAR DAYS BEFORE OR AFTER A TRANSACTION IN THE SAME OR EQUIVALENT SECURITY FOR AN ADVISORY CLIENT FOR WHICH HE OR SHE SERVES AS PORTFOLIO MANAGER. IF A PORTFOLIO MANAGER RECEIVES PRE-CLEARANCE AUTHORIZATION TO TRADE A SECURITY IN HIS OR HER PROPRIETARY ACCOUNT, AND SUBSEQUENTLY DETERMINES THAT IT IS APPROPRIATE TO TRADE THE SAME OR EQUIVALENT SECURITY FOR HIS OR HER ADVISORY CLIENT, THE PORTFOLIO MANAGER MUST CONTRACT THE CCO PRIOR TO EXECUTING ANY TRADES FOR HIS OR HER ADVISORY CLIENT.

RESTRICTED LIST. CERTAIN TRANSACTIONS IN WHICH THE COMPANY ENGAGES MAY REQUIRE, FOR EITHER BUSINESS OR LEGAL REASONS, THAT ANY CLIENT ACCOUNTS OR PROPRIETARY ACCOUNTS DO NOT TRADE IN CERTAIN SECURITIES FOR SPECIFIED TIME PERIODS. A SECURITY WILL BE DESIGNATED AS "RESTRICTED" IF THE COMPANY IS INVOLVED IN A TRANSACTION THAT PLACES LIMITS ON THE AGGREGATE POSITION HELD BY THE ACCOUNTS IN THAT SECURITY, OR IF TRADING IN A SECURITY SHOULD BE RESTRICTED FOR ANY OTHER REASON. THE COMPANY'S "RESTRICTED LIST" WILL BE MAINTAINED BY THE CCO. IT GENERALLY WILL NOT BE CIRCULATED. IT IS THE EMPLOYEE'S RESPONSIBILITY TO DETERMINE WHETHER A SECURITY IS ON THE COMPANY'S RESTRICTED LIST PRIOR TO THE EXECUTION OF ANY SECURITY TRANSACTIONS.

PERSONAL TRADING APPROVALS.


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     No trading transactions for proprietary accounts may be effected without the prior approval of the CCO, and any transaction may be cancelled at the end of the day by the CCO and the trade allocated to a client account if determined by the CCO to be required. The CEO must similarly approve any trade by the CCO. A Personal Securities Trading Request Form should be used for this purpose in the Form attached to this policy as Exhibit XIII-D. The CCO shall promptly notify the employee of approval or denial of clearance to trade by indicating such action on the Personal Securities Trading Request Form and returning it to the Access Person. Notification of approval or denial to trade may be verbally given; however, it shall be confirmed in writing by indicating such action on the Personal Securities Trading Request Form and returning it to the Access Person within 24 hours of the verbal notification.

     When any Access Person recommends that a security be bought or sold for a client account, such Access Person must disclose to the CCO if a position in that security is then held in the Access Person's proprietary account. The CCO may restrict such Access Person from buying or selling the position from any proprietary account until a specified period of time after the orders for client accounts have been filled and there is no buying or selling program in progress.

     By seeking pre-clearance, Access Persons will be deemed to be advising the CCO that they (i) do not possess any material, nonpublic information relating to the security; (ii) are not using knowledge of any proposed trade or investment program relating to any Advisory Client for personal benefit; (iii) believe the proposed trade is available to any similarly situated market participant on the same terms; and (iv) will provide any relevant information requested by the CCO.

     Pre-clearance may be denied for any reason. An Access Person is not entitled to receive any explanation or reason if their pre-clearance request is denied.

PRINCIPAL TRANSACTIONS. NEITHER THE COMPANY NOR AN ACCESS PERSON MAY ENGAGE IN PRINCIPAL TRANSACTIONS BETWEEN A PROPRIETARY ACCOUNT AND A CLIENT ACCOUNT WITHOUT FIRST OBTAINING THE PRIOR WRITTEN APPROVAL OF THE CCO AND THE CONSENT OF THE CLIENT.

PRIVATE PLACEMENTS. NO ACCESS PERSON MAY ACQUIRE, DIRECTLY OR INDIRECTLY, BENEFICIAL OWNERSHIP OF ANY SECURITY IN A PRIVATE PLACEMENT WITHOUT THE PRIOR APPROVAL OF THE CCO. A PERSONAL SECURITIES TRADING REQUEST FORM SHOULD BE USED FOR THIS PURPOSE (EXHIBIT XIII -E). THE CCO SHALL PROMPTLY NOTIFY THE ACCESS PERSON OF APPROVAL OR DENIAL OF CLEARANCE TO TRADE BY INDICATING SUCH ACTION ON THE PERSONAL SECURITIES TRADING REQUEST FORM AND RETURNING IT TO THE EMPLOYEE.

     If the request is approved, the Access Person must report the trade to the CCO and report the holding on the Annual Compliance Certification.

     If the Access Person is also a Portfolio Manager and has a material role in the subsequent consideration of securities of the issuer (or one that is affiliated) by any Advisory Client after being permitted to make a Private Placement, the following steps must be taken:


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          1. The Portfolio Manager must disclose the Private Placement interest to the Company's clients.

          2. The Portfolio Manager must request an independent review by the CCO in conjunction with other appropriate parties for any subsequent decision to buy any securities of the issuer (or one that is affiliated) for the Portfolio Manager's assigned Advisory Client(s) before buying for the Advisory Client(s).

INITIAL PUBLIC OFFERINGS. NO ACCESS PERSON MAY ACQUIRE, DIRECTLY OR INDIRECTLY, BENEFICIAL OWNERSHIP OF ANY SECURITY IN AN INITIAL PUBLIC OFFERING WITHOUT THE PRIOR APPROVAL OF THE CCO. A PERSONAL SECURITIES TRADING REQUEST FORM SUBMITTED FOR THIS PURPOSE SHOULD BE SUBMITTED TO THE CCO BEFORE THE ACCESS PERSON PLACES AN INDICATION OF INTEREST IN THE INITIAL PUBLIC OFFERING WITH A BROKER (EXHIBIT XIII-D). THE CCO SHALL PROMPTLY NOTIFY THE EMPLOYEE OF APPROVAL OR DENIAL OF CLEARANCE TO TRADE BY INDICATING SUCH ACTION ON THE PERSONAL SECURITIES TRADING REQUEST FORM AND RETURNING IT TO THE EMPLOYEE.

SHORT-TERM TRADING. ALL ACCESS PERSONS ARE PROHIBITED FROM PROFITING FROM THE PURCHASE AND SALE (OR SALE AND PURCHASE) OF THE SAME OR EQUIVALENT COVERED SECURITY WITHIN 60 CALENDAR DAYS. PROFITS FROM SUCH TRADES MUST BE DISGORGED (SURRENDERED) IN A MANNER ACCEPTABLE TO THE COMPANY. ANY DISGORGEMENT AMOUNT SHALL BE CALCULATED BY THE CCO, THE CALCULATION OF WHICH SHALL BE BINDING. THIS PROVISION DOES not APPLY TO:

     - Transactions in Covered Securities that are exempt from the pre-clearance requirements described above;

     - Transactions executed in Proprietary Accounts that, with prior approval from the CCO, are exempt from pre-clearance; or

     -    Transactions effected through an Automatic Investment Plan.

SERVICE AS A DIRECTOR. ACCESS PERSONS MUST NOTIFY THE CCO PRIOR TO SERVING ON A BOARD OF DIRECTORS OR TRUSTEES OF A PUBLICLY TRADED COMPANY OR A PRIVATELY HELD COMPANY THAT IS REASONABLY LIKELY TO BECOME PUBLICLY TRADED WITHIN ONE YEAR FORM THE DATE THE ACCESS PERSON JOINED THE BOARD. IN THE EVENT AN ACCESS PERSON LEARNS THAT A PRIVATELY HELD COMPANY FOR WHICH THE ACCESS PERSON SERVES AS A DIRECTOR OR TRUSTEE PLANS TO MAKE A PUBLIC OFFERING, THE ACCESS PERSON MUST PROMPTLY NOTIFY THE CCO. ACCESS PERSONS SERVING AS DIRECTORS OR TRUSTEES OF PUBLICLY TRADED COMPANIES MAY BE ISOLATED FORM OTHER ACCESS PERSONS THROUGH "INFORMATION BARRIERS" OR OTHER APPROPRIATE PROCEDURES.

          Access Persons who would like to serve on a board of directors or trustees of a non-profit organization must refer to Section XI. C for procedures to engage in the outside activity.

                                 EXHIBIT XIII-A

Valley Forge Capital Advisors, Inc.
83 General Warren Blvd.
Suite 200
Malvern, PA 19355
Attention: Kathleen B. Roman, CCO

          Attached is a complete and accurate list of all accounts with any brokerage firm or financial institution through which any Covered Securities may be purchased or sold, held in my name or the name of any of my spouse, my minor children, relatives living with me, and persons to whom I contribute support, or in which any of such persons has a direct or indirect beneficial interest, or over which any of such persons has discretionary investment authority, or for which any of such persons participates, directly or indirectly, in the selection of securities.

          I understand that you require this list to monitor my compliance with the policies and procedures of the Company, relating to insider trading, fiduciary duties to clients and other securities laws. I agree to notify the Company and obtain its consent before opening any new account that falls within the description above. I further agree to direct all brokerage firms or other financial institutions identified on the attachment to furnish the Company with copies of all brokerage statements and trade confirmations and any other information concerning activity in any of the listed accounts.

                                        Signed:


                                        ----------------------------------------
                                        Print Name:
                                                    ----------------------------

                   LIST OF SECURITIES AND COMMODITIES ACCOUNTS

                           AS OF _____________, _____

                                       FOR

                         _____________________________

                            [NAME OF ACCESS PERSON]

REGISTERED IN THE NAME OF   FINANCIAL/BROKERAGE INSTITUTION   ACCOUNT NUMBER
-------------------------   -------------------------------   --------------

Continue on a second page if necessary.

If none, initial here: _____________.

                                 EXHIBIT XIII-B

Valley Forge Capital Advisors, Inc.
83 General Warren Blvd.
Suite 200
Malvern, PA 19355
Attention: Kathleen B. Roman, CCO

          Re: Initial Holdings Report

          Attached is a complete and accurate list of (i) the title and type of security, ticker symbol or CUSIP, as applicable, number of shares and principal amount of each security in which I, each member of my immediate family and each person to whom I contribute support have any direct or indirect Beneficial Ownership interest or over which I or any such person have or has any control or provides any investment advice, (ii) the name and address of all brokers, dealers, banks or other institutions where such securities are held and (iii) the corresponding account numbers. This information is current, as of the date I became an Access Person of the Company, which was __________________.


Date:                                   Signed:
      -------------------------------           --------------------------------


                                        Print Name:
                                                    ----------------------------

                             INITIAL HOLDINGS REPORT

                                       FOR

                          _____________________________
                             [NAME OF ACCESS PERSON]

                                      AS OF

                          _____________________________
                              [DATE OF EMPLOYMENT]

                        FINANCIAL/BROKERAGE
                   INSTITUTION WHERE SECURITIES
SECURITIES OWNED             ARE HELD             ACCOUNT NAME AND NUMBER
----------------   ----------------------------   -----------------------

                                 EXHIBIT XIII-C

                            CERTIFICATE OF COMPLIANCE

          I hereby certify that, since the date on which I received a copy of the Policies and Procedures of Valley Forge Capital Securities, Inc. relating to Personal Securities Transactions and Insider Trading and, or the date of my most recent Certificate of Compliance, whichever is later, I have complied in all respects with all such policies and procedures applicable to me.

          In particular, I have disclosed to the Company the existence and location of all securities and commodities trading accounts (including IRA accounts and other retirement accounts) in which I, my spouse, any of my minor children, any relatives living with me and any person to whom I contribute support, have or has any direct or indirect beneficial interest or over which I or any such person have or has any control or provides any investment advice, and I have disclosed to the Company all transactions in such accounts through the date of this certification. If any such information is incomplete or inaccurate, I have attached to this certificate all documents and information necessary to update or correct any previous disclosures.

                                        Signed:


                                        ----------------------------------------

                                        Print Name:
                                                    ----------------------------

                                        Date:
                                              ----------------------------------

                                 EXHIBIT XIII-D

                    PERSONAL SECURITIES TRADING REQUEST FORM

Name: _________________________


Details of Proposed Transaction

CIRCLE ONE                                                     PURCHASE/SALE
------------------------------------------------------------   -------------
Date of Transaction
Name of Issuer
Ticker Symbol or CUSIP
Type of Security (e.g., Note, Common Stock, Preferred Stock)
Quantity of Shares or Units
Price Per Share/Units
Approximate Dollar Amount
Account for Which Transaction will be Made
Name of Broker

Initial Public Offering   Yes   |_|   No   |_|

Private Placement         Yes   |_|   No   |_|

Date of Request: _______________________

You |_| may/|_| may not execute the proposed transaction described above.


                                        ----------------------------------------
                                        Authorized Signature

Date of Response: _______________________